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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus for the registration of $200,000,000 of 2.875% Convertible Senior Subordinated Notes due 2024 of our report dated March 8, 2004, relating to the consolidated financial statements of Apex Silver Mines Limited included in its Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
June 14, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS